SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                              (Amendment No.___)

 Filed by the Registrant       X

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X  Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to <section> 240.14a-11(c) or
      <section> 240.14a-12

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: ________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

              MID-WISCONSIN FINANCIAL SERVICES, INC.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          _______________

     The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 27, 1999, at 5:00 p.m.* for the following purposes:

     1. To elect four Class I directors for terms which will expire at the annual meeting of shareholders to be held in 2002;

     2. To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting.

 PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.


          *Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.



 March 26, 1999

                                    BY ORDER OF THE BOARD OF
                                    DIRECTORS



                                    William A. Weiland
                                    Secretary/Treasurer
                   ____________________________

 A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                          PROXY STATEMENT

              MID-WISCONSIN FINANCIAL SERVICES, INC.
                       132 WEST STATE STREET
                     MEDFORD, WISCONSIN 54451

                          MARCH 26, 1999

                      SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mid-Wisconsin Financial Services, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 27, 1999, and at any adjournment thereof (the "Annual Meeting").

     In addition to solicitation by mail, officers, directors and employees of the Company and its subsidiaries, none of whom will be compensated for such services, may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of the Company's common stock, will be borne by the Company.

                         VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on March 3, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Secretary of the Company.

     Brokers who are the holders of record of Company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. In determining the vote of the shareholders on matters for which the broker does not have the authority to vote shares held of record by the broker, the shares will be recorded as a "broker non-vote."

     Although there is no controlling Wisconsin precedent regarding the treatment of broker non-votes, the Company believes Wisconsin law provides for, and the Company intends to apply, the following principles with respect to broker non-votes and the other voting requirements for the matters to be presented to the Annual Meeting. The discussion of voting
                                 -1-

 requirements assumes, with respect to each matter to be presented to shareholders, that a quorum is present.

     QUORUM.   For purposes of determining a quorum, shareholders who
 are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

     ELECTION OF DIRECTORS. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of four directors to be chosen at the Annual Meeting. Shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

     APPROVAL OF AUDITORS. The appointment of auditors will be approved if more shares are voted in favor of approval than are voted against approval. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of auditors.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the Company's principal office, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the Annual Meeting.

     The persons named in the accompanying form of proxy will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     The persons named in the accompanying form of proxy, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Messrs. James N. Dougherty, Roger B. Olson, James R. Peterson, and Jack E. Wild to terms of office as Class I directors which will expire at the annual meeting of shareholders to be held in 2002 (see "Election of Directors");

     (2) TO APPROVE the appointment of Wipfli Ullrich Bertelson LLP as the Company's independent auditors for the year ending
          December 31, 1999 (see "Approval of Appointment of Auditors");
          and

                                 -2-

     (3) IN THE BEST JUDGMENT of those named as proxies on the accompanying form of proxy on any other matters to properly come before the Annual Meeting.

                       ELECTION OF DIRECTORS

     The Company's articles of incorporation, as amended, provide that the number of directors shall be determined by the Board of Directors pursuant to the Company's bylaws and that directors shall be divided into three classes to be as nearly equal in size as possible. The bylaws provide that there shall be not less than nine nor more than eleven directors, with the exact number to be set by the Board. One class of directors is to be elected each year to serve a three-year term and any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders. The Board has fixed the number of directors at eleven. Directors may not continue to serve on the Board beyond the end of the calendar quarter in which they attain age 65. As presently constituted, the Board consists of four Class I and Class II directors and three Class III directors.

     At the Annual Meeting, Messrs. James N. Dougherty, Roger B. Olson, James R. Peterson, and Jack E. Wild will be candidates for election as Class I directors. Each of the nominees for director has consented to serve if elected, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board. John P. Selz, a Class II director, has indicated his intention to resign from the Board effective May 19, 1999. The Board will consider and may elect a successor for Mr. Selz to serve a term which will expire at the annual meeting to be held in 2000.

     The following information is furnished with respect to the nominees and all other directors:
   NAME, AGE,                                  CLASS AND
   PRINCIPAL OCCUPATION                      YEAR IN WHICH  YEAR FIRST
   OR EMPLOYMENT AND                          TERM WILL      BECAME A
   OTHER AFFILIATIONS*                         EXPIRE        DIRECTOR
 Nominees
 JAMES N. DOUGHERTY, 61                         Class I       1991
   Retired Veterinarian, formerly a              2002
   consultant for Miles Animal Health

 ROGER B. OLSON, 64                             Class I       1988
   Retired, formerly President of Cherokee       2002
    Garage, Inc. (implement dealer)

 JAMES R. PETERSON, 62                          Class I       1986
   Chairman of the Board of the Company          2002
   and Vice President, James Peterson
   Sons, Inc. (road construction)
                                 -3-
 JACK E. WILD, 62                               Class I       1996
   President, Abbotsford Oil, Inc.               2002
 CONTINUING DIRECTORS
 NORMAN A. HATLESTAD, 57                        Class III     1992
   President, Medford Auto Supply, Inc./NAPA     2001

 RONALD D. ISAACSON, 62                         Class III     1986
   Vice President of the Company and retired     2001
   Chairman of the Board of Mid-Wisconsin Bank

 JAMES F. MELVIN, 49                            Class III     1996
   Vice Chairman of the Board of the Company     2001
   and President of the Melvin Companies

 GENE C. KNOLL, 45                              Class II      1988
   President and Chief Executive Officer         2000
   of the Company and President and Chief
   Executive Officer of Mid-Wisconsin Bank

 KURT D. MERTENS, 43                            Class II      1997
   Secretary and Treasurer, Loos Machine
    Shop, Inc.                                   2000

 FRED J. SCHROEDER, 61                          Class II      1986
   Mayor of City of Medford; formerly            2000
   Executive Vice President and
   Trust Officer of Mid-Wisconsin Bank

 JOHN P. SELZ, 64                               Class II      1994
   President, Selz Farms, Inc.                   2000

  * Each director of the Company is also a director of Mid-Wisconsin Bank.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

 COMMITTEES

  The Board of Directors does not appoint audit, compensation, or nominating committees. The functions of audit and compensation committees are fulfilled by committees appointed by the Board of Directors of Mid-Wisconsin Bank (the "Bank"), the Company's wholly owned subsidiary. Members of the Company's Board who sit on such committees do so in their capacities as members of the Bank's Board of Directors.

  During 1998, Messrs. Peterson, Selz, and Mertens and Kathryn M. Hemer, a director of the Bank, served as members of the Bank's Audit
 Committee. The Bank's Audit Committee held six meetings during 1998 to review the audit of the previous fiscal year, the scope of the current audit engagement and the range of audit and nonaudit fees.

  The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the Company. The Board has not adopted formal procedures with respect to nominee recommendations.

  The Human Resources Committee of the Bank reviews and establishes executive compensation and recommends the granting of stock options. Messrs. Peterson, Melvin, and Isaacson and James P. Hager, a director of the Bank, served on the Committee during 1998. The Committee met ten times during 1998. See "Committees' Report on Executive Compensation Policies", page 9.

  During 1998, the Board of Directors met eight times. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

 DIRECTOR COMPENSATION

  Directors receive an annual retainer of $1,200 from the Company and $2,400 from the Bank in addition to board and committee meeting fees of $250 and $150, respectively. Directors were also eligible in 1998 for special directors' fees under plans of the Company and the Bank which provide for a maximum payment of 60% of the directors' annual retainers. Special fees are determined by the extent of the Company's and Bank's achievement of a targeted return on equity established by the Board of Directors prior to each fiscal year. In 1998, directors received special fees equal to 24% of the annual retainers. Amounts earned by Mr. Knoll are included in the amounts disclosed in the summary compensation table on page 7; see footnote (3). During 1998, no director received more than the standard arrangements described above.

  Under the Directors' Deferred Compensation Plan, directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable after the director's termination of service as a director in a lump sum or in monthly installments over a period not in excess of 10 years. The timing and form of payments are elected by each participating director based on deferral elections filed with the Company. During the period of deferral, deferred fees are credited with interest each fiscal year at a rate equal to 300 basis points less than the Company's return on equity for the preceding fiscal year. During 1998, Messrs. Dougherty, Isaacson, Schroeder, Hatlestad, Selz, Wild and Olson participated in the plan and deferred the director or meeting fees otherwise payable to them.


               BENEFICIAL OWNERSHIP OF COMMON STOCK

  As of the close of business on the Record Date, the Company had outstanding 1,821,589 shares of common stock.

  Based on information publicly available from the Securities and Exchange Commission, on the Record Date, no shareholder was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

  The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is deemed beneficially owned on the Record Date by each of the directors and each of the executive officers of the Company named in the summary compensation table on page 7. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                         Shares of Common           Percent
  NAME                   STOCK BENEFICIALLY OWNED   OF CLASS
 James N. Dougherty           25,858                  1.39%
 Norman A. Hatlestad           3,464                   *
 Ronald D. Isaacson           25,463                  1.37%
 Gene C. Knoll                 5,816                   *
 James F. Melvin              37,761                  2.03%
 Kurt D. Mertens               9,616                   *
 Roger B. Olson                2,956                   *
 James R. Peterson            18,560                  1.00%
 John P. Selz                  1,200                   *
 Fred J. Schroeder            18,379                   *
 Jack E. Wild                    610                   *

 All directors, nominees and
 executive officers as a group
 (14 persons)                174,492                  9.38%

      *Less than 1%

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. Rhonda R. Kelley, who was appointed Controller on September 28, 1998, filed a Form 3 on February 18, 1999. Based solely on its review of the copies of the section 16(a) forms received by it or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1998 fiscal year, all other filing requirements applicable under section 16 to the reporting persons were satisfied.


                  EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during the three years ended December 31, 1998, 1997, and 1996 to the Company's Chief Executive Officer and each other executive officer of the Company as of December 31, 1998 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                          Summary Compensation Table
                           Annual Compensation
                                                                                    Long Term
                                                                                    Compensation
                                                                                    Awards

                                                                                    Securities
                                                                                    Underlying
 Name and                                                           Other Annual     Options     All Other
 Principal Position        Year        Salary(1)      Bonus(2)      Compensation     SARs(#)     Compensation
 Gene C. Knoll             1998        $120,000       $ 19,344           $0           440        $27,490(3)
 President and CEO         1997        $109,720       $ 34,014           $0           457        $23,048
 and a director of the     1996        $111,092       $ 27,825           $0           538        $19,974
 Company and the Bank

      (1)   Includes amounts deferred under Company's 401(k) plan.
      (2) Includes $8,640 earned by Mr. Knoll under the Senior Officer Incentive Bonus Plan maintained by the Bank; officers receive 50% of the bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of 4 years.
      (3) Includes director and meeting fees of $9,466 paid by the Company and the Bank, and contributions of $18,024 under the Company's retirement plans.

 STOCK OPTIONS

     OPTION GRANTS. The Company maintains a stock option plan pursuant to which options to purchase the Company's common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 1998 to each executive officer named in the summary compensation table.

                     Option/SAR Grants in Last Fiscal Year
                                                        Potential Realizable
                                                        Value at Assumed Annual
                                                        Rates of Stock Price
                        Individual Grants               Appreciation for Option Term
                                    % of total
                                    Options/
                  Number of         SARs Granted to
                  Securities        Employees in
                  Underlying        Fiscal Year     Exercise or
                  Options/SARs                      Base Price     Expiration      5%           10%
 Name             Granted (#)(1)                    ($/Sh)         Date            ($)(2)       ($)(2)
 Mr. Knoll            440            19.00%         $27.25         12/31/02        $3,313       $7,320

            (1) Options can be exercised only between the fourth anniversary of the date of grant and the expiration date. Optionees must enter into an agreement with the Company that provides, among other things, that the Company has an option to purchase the option shares (a) during the first 180 days following termination of employment for a reason other than voluntary retirement or disability, (b) if the option shares are transferred by the optionee pursuant to divorce, bankruptcy or in any other involuntary transfer or (c) if the optionee wishes to transfer the option shares to a third party. The optionee has an option to sell the option shares to the Company (a) during the first 180 days following termination of employment for any reason or (b) if the optionee experiences severe financial hardship.
            (2) Assumes price of common stock is $34.78 (5%) and $43.89 (10%) on December 31, 2002. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.
                  There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS. The following table sets forth information regarding the exercise of stock options in 1998 by the executive officers named in the summary compensation table and the December 31, 1998 value of unexercised stock options held by such officers.

          Aggregated Option/SAR Exercises in Last Fiscal Year
                      and FY-End Option/SAR Values
                                                                              Value of
                                                       Number of Securities   Unexercised
                                                       Underlying Unexercised In-the-Money
                                                       Options/SARs at        Options/SARs at FY-
                                                       FY-End (#)             End ($)
                      Shares
                      Acquired on    Value
 Name                 Exercise(#)    Realized($)       Unexercisable*         Unexercisable*
 Mr. Knoll            604            $7,248             1,987                 $8,569

      *All options outstanding at December 31, 1998 were unexercisable.

 COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     During 1998, compensation policies were established by the Human Resources Committee of the Bank. See "Committees and Compensation of the Board of Directors." The Human Resources Committee established and reviewed base salaries of executive officers of the Bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the Company to executive officers.

     The compensation program for executive officers may include various grants under the Company's stock option plan. The Company's stock option plan is administered by the 1991 Committee appointed by the Board of Directors. The Stock Option Plan Committee generally considers recommendations of the Human Resources Committee with respect to grants, but the stock option plan committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Human Resources Committee and of the Stock Option Plan Committee.

    This report describes the policies of the Human Resources Committee, the stock option plan committee and the Company as in effect in 1998. Policies in effect from time to time for years after 1998 may change as circumstances change and the committees deem it appropriate to revise the Company's compensation programs.

     GENERAL. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the Company and the Bank and to reward job performance which the Human Resources Committee believes to be at or above the level expected of the Bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. In making compensation comparisons, the

 Human Resources Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the Company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock
 Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph." Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Human Resources Committee is, therefore, subjective.

     The Bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's maximum compensation is directly tied to the performance of the Bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the Company's common stock.

     BASE SALARIES. The Human Resources Committee considers and reviews a general survey of bank or financial industry compensation prepared by the Wisconsin Bankers Association and Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the Bank's base salary levels to the levels of comparable financial institutions. Base salaries of the Company's executive officers primarily reflect the services performed for the respective Bank or holding company operations for which the individual has principal management responsibilities.

     Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Human Resources Committee in determining appropriate increases in base compensation.

     During 1998, the Company's Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Human Resources Committee and the Board of Directors of the Company. Based on such performance evaluations, the CEO made recommendations to the Human Resources Committee with respect to increases in the base salary of the executive officers. The Company's Board of Directors makes the final determination of the executive officers' base salaries.

     The CEO's base salary is reviewed by the Human Resources Committee on the same basis as that of the Company's other executive officers, except that in 1998, it was the Boards of Directors of the Bank and of the Company which established individual performance objectives for the

 CEO and reviewed his accomplishment of those objectives. The Company's Board of Directors makes the final determination of the CEO's base salary.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE
 COMPANY AND INDIVIDUAL PERFORMANCE.   During 1998, executive officers
 of the Company participated in two incentive compensation plans of the Bank in their capacities as executive officers of the Bank. The Company did not maintain a separate incentive program for executive officers. Under the incentive bonus plan for executive officers of the Bank, executive officers were eligible to receive a specified percentage of base salary as a bonus. The percentage used to determine the amount of an individual's bonus was based on the achievement of four key performance indicators. Maximum bonuses for executive officers in 1998 ranged from 2% to 14% of an individual's base salary, with prorated amounts payable based on the applicable Bank's return on equity for the year. The criteria of the plan and the amount of bonuses which may be paid are set annually by the Bank's Board of Directors. Executive and other Bank officers receive 50% of each bonus in cash and the remaining 50% is deferred and paid in equal annual installments over a period of four years.

     Executive officers also participated in the Bank's TeamBank Bonus Plan which is maintained for all Bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of four key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 1% to approximately 25% of base salary on an annual basis.

     In 1998, a bonus was paid to Mr. Knoll based upon the achievement of a minimum number of specified criteria involving Bank growth, personnel costs, and various operational performance criteria. Under the plan, Mr. Knoll was eligible for a maximum bonus of 7% of salary based on satisfaction of the specific criteria set forth in the plan.

     STOCK BASED COMPENSATION. Executive officers of the Company and employees of the Bank were eligible in 1998 to participate in the Company's 1991 Employee Stock Option Plan. The Stock Option Plan Committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders.

     The Stock Option Plan Committee may impose conditions or restrictions as to exercise or vesting of grants under the plan.
 All options must have an option price equal to the fair market value of the shares on the date the option is granted. Unless otherwise provided by the committee, options are not exercisable before the fourth, or after the fifth, anniversary of the date of grant. Optionees must enter into an agreement with the Company that provides for certain repurchase rights for the Company and the right to sell option stock to the Company. See footnote (1) to table entitled "Option/SAR Grants in Last Fiscal Year," page 8.

     COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1998, the Human Resources Committee consisted of directors of the Bank. The Human Resources Committee met at various times throughout the 1998 fiscal year to review and establish executive compensation levels and programs. No member of the Committee or the Stock Option Plan Committee was an employee of the Company or the Bank in 1998. See "Committees and Compensation of the Board of Directors."

 1991 STOCK OPTION PLAN COMMITTEE       HUMAN RESOURCES COMMITTEE
     JAMES R. PETERSON                       JAMES R. PETERSON
     ROGER B. OLSON                          RONALD D. ISAACSON
     KURT D. MERTENS                         JAMES F. MELVIN
     JAMES N. DOUGHERTY                      JAMES P. HAGER
     NORMAN A. HATLESTAD
     JOHN P. SELZ
     JACK E. WILD
     JAMES F. MELVIN
     FRED J. SCHROEDER

                   STOCK PRICE PERFORMANCE GRAPH

 The following graph and table compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1993 with the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index, the Media General Financial Services Nasdaq Stock Market Index, and Media General Financial Services' Russell 2000 Index. The CRSP Nasdaq Bank Stock Index indicates the performance of the stock of financial institutions or bank holding companies over the five year period. The Media General Financial Services Nasdaq Stock Market Index indicates the performance of all stocks which were traded on the Nasdaq Stock Market (including the Nasdaq National Market and
 the Nasdaq SmallCap Market) during the entire five year period.   The
 Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization). The Company's common stock is not included in any of these indices. The Company believes that a comparison of its common stock with the performance of the Russell 2000 Index is more appropriate given the greater disparity in size between the Company and the companies included in the Nasdaq Stock Market Index. As of January 29, 1999, the average market capitalization of the Russell 2000 companies was approximately $1 billion. The market capitalization of the Russell 2000 Index companies on that date ranged from approximately $3.5 million to $6.3 billion. The Company's market capitalization as of
 such date was approximately $50 million.   The graph and table assume
 that the value of an initial investment in the Company's common stock and each index on December 31, 1993 was $100 and that all dividends were reinvested. Prices of the Company's common stock represent the average of the bid and ask quotations as published in the MILWAUKEE JOURNAL SENTINEL. The prices reflect bid prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. There is no active established trading market in the Company's common stock.

 [Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                   Value of Hypothetical Investment
                                             December 31,

                                      1993          1994          1995        1996        1997        1998
 Mid-Wisconsin Financial Services,   $100.00       $117.04       $146.87     $186.08     $217.35     $213.70
 Inc.*
 MG Nasdaq Market Index              $100.00       $104.99       $136.18     $169.23     $207.00     $291.96
 CRSP Nasdaq Bank Stock Index        $100.00       $ 99.60       $148.40     $195.90     $328.00     $325.40
 Russell 2000 Index                  $100.00       $ 98.19       $126.11     $147.05     $179.90     $174.86

     *There is no active established trading market in the Company's common stock. The values represented for the Company common stock are based on bid and ask quotations as published in the MILWAUKEE JOURNAL SENTINEL.

                                 -13-


                      CERTAIN RELATIONSHIPS
                     AND RELATED TRANSACTIONS

     During 1998, in the ordinary course of business, directors and officers of the Company and its subsidiaries and many of their associates and the firms for which they serve as directors and officers conducted banking transactions with the Bank. All employees of the Bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (i) the average rate paid by the Bank on certificates of deposit, (ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made to such directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectability, and did not present other unfavorable features as compared to loans made to unrelated persons. Management expects that transactions such as those described above will continue in the future.

                          APPROVAL OF THE
                APPOINTMENT OF INDEPENDENT AUDITORS

     At the Annual Meeting, shareholders will be asked to approve the appointment of the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1999. The firm has served as the Company's auditors since 1990. The Company has a policy of reviewing the provision of professional and other services to the Company based on such factors as the cost, timeliness and quality of the services provided. Pursuant to this policy, the Company has retained the right to appoint a different firm of independent auditors to audit the Company for the 1999 fiscal year if such appointment is deemed in the best interests of the Company.

     Representatives of Wipfli Ullrich Bertelson LLP will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.


                       SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the Annual Meeting to be held in 2000, the proposal must be in proper form and received by the Company no later than November 27, 1999.

                                 -14-


                           OTHER MATTERS

     At this date, there are no other matters management intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the management come before the meeting, the members of the Proxy Committee of the Board of Directors will vote in accordance with their judgment.


                  CORPORATE SUMMARY ANNUAL REPORT

     The 1998 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 1998, 1997 and 1996, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The 1998 Summary

 Annual Report and the 1998 Form 10-K Annual Report do not constitute a part of this proxy statement.


     March 26, 1999

                              BY ORDER OF THE BOARD OF
                              DIRECTORS



                              William A. Weiland
                              Secretary/Treasurer


 PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                   MID-WISCONSIN FINANCIAL SERVICES, INC.
               PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING

                                                APRIL 27, 1999


      The undersigned hereby appoint(s) Norman A. Hatlestad, Kurt D. Mertens, Fred J. Schroeder, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Mid-Wisconsin Financial Services, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 27, 1999 and at any adjournments thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed below with respect to the proposals set forth in the proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies previously given to vote at the Annual Meeting.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE AND THE APPROVAL OF AUDITORS.

 1. Election of Class I directors: JAMES N. DOUGHERTY, ROGER B. OLSON, JAMES R. PETERSON, AND JACK E. WILD

      FOR each nominee listed above ___         WITHHOLD AUTHORITY ___
      (except as marked to the contrary below)  to vote for all nominees listed above

      (Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

      __________________________________________________________________

 2.   Approval of appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 1999.
                              FOR ___      AGAINST ___      ABSTAIN ___


     UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE AT THE ANNUAL MEETING FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

                       (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                         (CONTINUED FROM OTHER SIDE)


 Please sign exactly as name appears below.


                                       When shares are held by joint
                                       tenants, both should sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee or
                                       guardian, please give full title.
                                       If a corporation, please sign in
                                       full corporate name by president
                                       or other authorized officer.  If
                                       a partnership, please sign in
                                       partnership name by authorized
                                       person.



                                        _______________________________
                                                   Signature



                                        _______________________________
                                           Signature if held jointly


                                        Dated ___________________, 1999




 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.